At a special meeting of shareholders held on January 5, 2012, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Security Investors, LLC. A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
All-Asset Conservative Strategy Fund	 	614,913 	 16,698 	 9,143
All-Asset Moderate Strategy Fund	 	1,172,915 	 14,006 	 29,955
All-Asset Aggressive Strategy Fund	 	464,984 	 8,561 	 	13,092


At a special meeting of shareholders held on December 13, 2011, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Security Investors, LLC. A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
U.S. Long Short Momentum Fund	 		4,748,887 	 73,347 	 165,284
Alternative Strategies Allocation Fund	 	453,569 	 8,584 	 	10,831
Event Driven and Distressed Strategies Fund	 480,492 	 1,987 	 	2,903
Long Short Equity Strategy Fund	 		169,384 	 54 	 	-
Long Short Interest Rate Strategy Fund	 	2,674,622 	 44,033 	 100,412
Emerging Markets 2x Strategy Fund	 	152,355 	 854 	 	2,008
Inverse Emerging Markets 2x Strategy Fund	 60,044 	 4,813 	 	1,814


At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds voted on whether to approve a new sub-advisory agreement between Security Investors, LLC and American Independence Financial Services, LLC. A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
Long Short Interest Rate Strategy Fund	 	2,668,124 	 46,152 	 104,792


At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Security Investors, LLC. A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
Nova Fund	 				834,436 	 28,139 	 49,303
S&P 500 Fund	 				3,004,072 	 63,660 	 45,228
Inverse S&P 500 Strategy Fund	 		4,737,821 	 118,613 	 133,037
NASDAQ-100 Fund	 				15,160,761 	 517,125 	 532,056
Inverse NASDAQ-100 Strategy Fund		 767,107 	 37,131 	 28,970
Mid-Cap 1.5x Strategy Fund	 		283,002 	 8,301 	 	7,056
Inverse Mid-Cap Strategy Fund	 		248,180 	 7,502 	 	2,551
Russell 2000 Fund	 			145,797 	 1,914 	 	1,608
Russell 2000 1.5x Strategy Fund	 		175,680 	 10,548 	 2,187
Inverse Russell 2000 Strategy Fund		 1,028,865 	 13,780 	 9,623
S&P 500 Pure Growth Fund	 		1,088,197 	 38,832 	 38,383
S&P 500 Pure Value Fund	 			115,208 	 4,705 	 	4,854
S&P MidCap 400 Pure Growth Fund	 		2,862,290 	 77,012 	 64,980
S&P MidCap 400 Pure Value Fund	 		93,373 	 	3,301 	 	2,615
S&P SmallCap 600 Pure Growth Fund		 231,817 	 3,322 	 	8,757
S&P SmallCap 600 Pure Value Fund		 236,061 	 3,959 	 	9,752
Europe 1.25x Strategy Fund	 		263,205 	 5,707 	 	2,533
Japan 2x Strategy Fund	 			108,125 	7,608 	 	213
Strengthening Dollar 2x Strategy Fund		 2,809,315 	 31,957 	 46,498
Weakening Dollar 2x Strategy Fund	 	667,249 	 68,054 	 32,371
Real Estate Fund	 			201,371 	 8,984 	 	12,852
Government Long Bond 1.2x Strategy Fund	 	5,865,399 	 164,170 	 198,733
Inverse Government Long Bond Strategy Fund	 16,333,001 	 705,210 	 549,708
High Yield Strategy Fund	 		580,938 	 17,533 	 10,900
Inverse High Yield Strategy Fund	 	551,047 	 7,996 	 	19,689
U.S. Government Money Market Fund	 	916,413,122 	 7,792,221 	 11,435,070


At a special meeting of shareholders held on December 13, 2011, the shareholders of the Funds also voted on whether to approve the Elimination of the Fundamental Investment Policy on Investing in Other Investment Companies.
  A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
U.S. Government Money Market Fund	 	905,094,161 	 18,684,699 	 11,861,553


At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Security Investors, LLC. A description of the number of shares voted is as follows:

Fund						Shares For	Shares Against	Shares Abstained
Banking Fund	 				93,811 	 	1,088 	 	2,098
Basic Materials Fund	 			603,291 	 18,611 	 29,856
Biotechnology Fund	 			1,377,342 	 40,566 	 39,915
Consumer Products Fund	 			1,659,544 	 47,951 	 54,711
Electronics Fund	 			64,181 	 	868 	 	5,328
Energy Fund	 				1,242,632 	 23,894 	 46,257
Energy Services Fund	 			517,806 	 19,142 	 10,373
Financial Services Fund	 			40,806 	 	842 	 	660
Health Care Fund	 			696,833 	 36,241 	 11,894
Internet Fund	 				104,773 	 5,715 	 	1,976
Leisure Fund	 				54,501 	 	519 	 	810
Precious Metals Fund	 			880,530 	 46,134 	 21,944
Retailing Fund	 				368,764 	 6,934 	 	6,278
Technology Fund	 				549,155 	 13,372 	 6,267
Telecommunications Fund	 			184,033 	 8,634 	 	563
Transportation Fund	 			100,569 	 3,469 	 	5,521
Utilities Fund	 				1,558,681 	 61,483 	 49,694


At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds also voted on whether to approve the election of nominees to the Board of Trustees. A description of the number of shares voted is as follows:

Donald C. Cacciapaglia		 	Corey A. Colehour 		J. Kenneth Dalton
  For	 	1,443,600,903 	  	For	 	1,444,213,017 	  For	 	1,444,422,997
  Withhold	 23,402,732 	  	Withhold	 22,790,618 	Withhold	 22,580,638
Total	 	1,467,003,635 		Total	 	1,467,003,635 	Total	 	1,467,003,635

John O. Demaret		 		Richard M. Goldman 		Werner E. Keller
  For	 	1,445,255,754 	  	For	 	1,443,668,595 	  For	 1,445,494,273
  Withhold	 21,747,881 	  	Withhold	 23,335,040 	  Withhold	 21,509,362
Total	 	1,467,003,635 		Total	 	1,467,003,635 	Total	 1,467,003,635

Thomas F. Lydon		 		Patrick T. McCarville 		Roger Somers
  For	 	1,444,219,448 	  	For	 	1,445,357,773 	  For	 1,443,486,735
  Withhold	 22,784,187 	  	Withhold	 21,645,862 	  Withhold	 23,516,900
Total	 	1,467,003,635 		Total	 	1,467,003,635 	Total	 1,467,003,635


At a special meeting of shareholders held on January 26, 2012, the shareholders of the Funds also voted on whether to approve a manager of managers arrangement for each of the Funds. Although shareholder votes were placed, not enough votes were received to meet the minimum requirements to constitute a majority vote. As such, the matter was closed.